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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 12, 2014, with respect to the combined predecessor financial statements of Hanson Building Products and with respect to the balance sheet of Hanson Building Products Limited, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-198736) and related Prospectus of Hanson Building Products Limited for the registration of its ordinary shares.

/s/ ERNST & YOUNG LLP

Dallas, Texas
December 4, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm